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                                                                   EXHIBIT 10.12
                                FIRST AMENDMENT
                                       TO
              THIRD AMENDED AND RESTATED REIT MANAGEMENT AGREEMENT

     THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED REIT MANAGEMENT AGREEMENT (this "Amendment") is made and entered into as of the 1st day of October, 1994, by and between Property Trust of America, a Maryland real estate investment trust (the "Trust"), and Security Capital (Southwest) Incorporated, a Delaware corporation (the "REIT Manager").

     WHEREAS, the Trust and the REIT Manager are parties to that certain Third Amended and Restated REIT Management Agreement, dated as of the 1st day of March, 1994 (the "Agreement"), pursuant to which the REIT Manager provides strategic planning, day-to-day management, accounting, reporting, financing and other services to the Trust, subject to the supervision of the Board of Trustees of the Trust; and

     WHEREAS, the REIT Manager receives a monthly fee pursuant to the Agreement based on the Trust's cash flow and the REIT Manager also currently receives incentive fees on gains realized by the Trust on sales, exchanges or other dispositions of Trust assets; and

     WHEREAS, the REIT Manager believes that it is important for the Trust to continue to evaluate its assets and from time to time exchange assets with less favorable cash flow prospects for assets with greater cash flow prospects, and the REIT Manager believes that incentive fees should not be paid on exchanges of assets because they do not generate capital gain proceeds for distribution to the Trust's shareholders and the Trust and the REIT Manager desire to amend the Agreement accordingly; and

     WHEREAS, the Agreement currently provides for a term ending on December 31, 1994, renewable annually by the Trust, and the Trust and the REIT Manager desire to amend the Agreement to provide for a term ending on March 1, 1995, renewable annually by the Trust;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and the REIT Manager agree that the Agreement is hereby amended as follows:

     A. Section 1.1(r) of the Agreement is amended and restated in its entirety as follows:

               (r) "Sale" means any sale or other disposition for cash proceeds of any Trust Property or interest therein, condemnation, recovery of damage award or insurance proceeds (other than business or rental interruption insurance proceeds and the portion of any condemnation or damage award or insurance proceeds used to repair or restore a Trust Property).
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     B.   Section 3.1(b)(1)(ii) of the Agreement is amended and restated in its entirety as follows:

               (ii) In the event that the REIT Manager accomplishes an exchange transaction that is nontaxable under the Code with respect to any Trust Property, for purposes of computing the Incentive REIT Management Fee (or, in the case of Trust Properties acquired or placed in service after March 1, 1991, the offset against Incentive REIT Management Fees pursuant to Section 3.1(b)(1)(i)) related to a subsequent Sale of the Trust Property received in exchange for the original Trust Property, the original cost of the new Trust Property shall be deemed to be the same as the original cost plus the cost of any subsequent capital improvements of the original Trust Property exchanged for such new Trust Property.

     C. Section 4.2 of the Agreement is amended by deleting the date "December 31, 1994" from the first sentence thereof and replacing such date with the date "March 1, 1995."

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     IN WITNESS WHEREOF, the Trust and the REIT Manager have executed this
Amendment as of the day and year first above written.


                              PROPERTY TRUST OF AMERICA



                              By:   /s/ Paul E. Szurek
                                  -------------------------------------
                                    Paul E. Szurek
                                    Secretary

                              Address:   7777 Market Center Avenue
                                         El Paso, Texas  79912


                              SECURITY CAPITAL (SOUTHWEST) INCORPORATED



                              By:   /s/ Constance B. Moore
                                 --------------------------------------
                                    Constance B. Moore
                                    Managing Director

                              Address:   125 Lincoln Avenue
                                         Santa Fe, New Mexico  87501

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